As filed with the Securities and Exchange Commission on August 26, 2024

Registration No. 333-258949

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MATERIALISE NV

(Exact name of Registrant as specified in its charter)

Kingdom of Belgium	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Technologielaan 15

3001 Leuven

Belgium

+32 (16) 39 66 11

(Address and telephone number of Registrant’s principal executive offices)

Materialise USA, LLC

44650 Helm Ct.

Plymouth, Michigan 48170

Attention: Chief Executive Officer

(734) 259-6445

(Name, address, and telephone number of agent for service)

Copies to:

Per B. Chilstrom, Esq.

Fenwick & West LLP

902 Broadway

New York, New York 10010

(212) 430-2600

Approximate date of commencement of proposed sale to the public: Not applicable.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 to Form F-3 relates to the Registration Statement on Form F-3 (333-258949), filed with the Securities and Exchange Commission on August 20, 2021 (the “Registration Statement”) by Materialise NV, a limited liability company incorporated in the form of a naamloze vennootschap / société anonyme under the laws of the Kingdom of Belgium (the “Registrant”). The Registration Statement registered the sale of up to $250,000,000 of the Registrant’s securities.

Prior to third anniversary of the initial effective date of the Registration Statement, the Registrant had offered and sold none of the Registrant’s securities pursuant to the Registration Statement, with all $250,000,000 of the Registrant’s securities (the “Remaining Unsold Securities”) remaining unsold as of such anniversary. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration the Remaining Unsold Securities registered under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Kingdom of Belgium, on the 26th day of August, 2024.

MATERIALISE NV

By:	/s/ Brigitte de Vet-Veithen
Name:	Brigitte de Vet-Veithen

De Vet Management BV
Title:	Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.